Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2020, relating to the consolidated financial statements of Ideanomics, Inc. and its subsidiaries and variable interest entities as of and for the years ended December 31, 2019 and 2018, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on February 12, 2021.

/S/ B F Borgers CPA PC

Lakewood, Colorado

February 12, 2021